Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Highlights:

●	4Q23 Reported EPS of $1.77

¡	4Q23 Adjusted EPS (non-GAAP) of $2.16, up 31%

●	4Q23 Net sales of $2.1 billion, up 4%

¡	Sales change ex. currency (non-GAAP) up 3%

¡	Organic sales change (non-GAAP) up 1%

●	FY23 Reported EPS of $6.20

¡	FY23 Adjusted EPS of $7.90

●	FY23 Net sales of $8.4 billion, down 8%

¡	Sales change ex. currency down 7%

¡	Organic sales change down 8%

●	FY24 Reported EPS guidance of $8.65 to $9.15

¡	Adjusted EPS guidance of $9.00 to $9.50

MENTOR, Ohio, January 31, 2024 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and full year ended December 30, 2023. Non-GAAP financial measures referenced in this release are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“Earnings per share were in line with our expectations for the fourth quarter, increasing sequentially for the fourth consecutive quarter,” said Deon Stander, president and CEO. “Volume in both Label Materials and Apparel Solutions improved sequentially, continuing to recover from slow market conditions, largely due to inventory destocking, while our Intelligent Labels platform continues to accelerate.

“In Intelligent Labels, we are targeting to deliver significant growth in 2024, as apparel rebounds and we accelerate the adoption of our solutions that help address key industry challenges in logistics, food and general retail, further advancing our leadership position at the intersection of the physical and digital.

“Following a challenging 2023 which included significant inventory destocking downstream from us, we expect to deliver strong earnings growth in 2024 and make progress toward our 2025 goals,” added Stander.

“We remain confident that the consistent execution of our strategies will enable us to meet our long-term goals for superior value creation through a balance of profitable growth and capital discipline.

“Once again, I want to thank our entire team for their continued resilience, focus on excellence and commitment to addressing the unique challenges at hand.”

Fourth Quarter 2023 Results by Segment

Materials Group

●	Reported sales decreased 2% to $1.4 billion. Sales were down 4% ex. currency and on an organic basis.

¡	Label Materials sales were down mid-single digits on an organic basis.

∎	Volume was up low-single digits.

∎	Inventory destocking was largely complete as of year end.

¡	Sales increased by mid-single digits organically in the Graphics and Reflectives businesses.

¡	Sales decreased by low-to-mid single digits organically in the combined Performance Tapes and Medical businesses.

●	Reported operating margin was 12.0%. Adjusted EBITDA margin (non-GAAP) was 16.2%, up 340 basis points driven by productivity and the net benefit of pricing and raw material input costs.

Solutions Group

●	Reported sales increased 18% to $692 million. Sales were up 19% ex. currency and 14% on an organic basis.

¡	Apparel Solutions volume was up sequentially.

¡	Sales in high-value categories were up more than 20% on an organic basis.

¡	Sales were up mid-single digits organically in base solutions.

●	Reported operating margin was 10.2%. Adjusted EBITDA margin was 18.2%, up 230 basis points compared to prior year and 180 basis points sequentially, driven primarily by volume.

Other

Balance Sheet and Capital Deployment

During 2023, the company deployed $225 million for acquisitions and returned $394 million in cash to shareholders through a combination of dividends and share repurchases. The company repurchased 0.8 million shares at an aggregate cost of $138 million. Net of dilution from long-term incentive awards, the company’s share count was down 0.6 million compared to the same time last year.

The company continues to deploy capital in a disciplined manner, executing its long-term capital allocation strategy. The company’s balance sheet remains strong. Net debt to adjusted EBITDA (non-GAAP) was 2.4x at the end of the fourth quarter.

Income Taxes

The company’s reported effective tax rate was 29.0% in the fourth quarter and 27.6% for the full year. The adjusted tax rate (non-GAAP) was 25.8% in both the fourth quarter and the full year.

Cost Reduction Actions

During 2023, the company realized approximately $69 million in pre-tax savings from restructuring, net of transition costs, and incurred approximately $79 million in pre-tax restructuring charges.

Guidance

In its supplemental presentation materials, “Fourth Quarter and Full Year 2023 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2024 financial results. Based on the factors listed and other assumptions, the company expects 2024 reported earnings per share of $8.65 to $9.15.

Excluding an estimated $0.35 per share impact of restructuring charges and other items, the company expects 2024 adjusted earnings per share of $9.00 to $9.50.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2023 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science and digital identification solutions company that provides a wide range of branding and information solutions that optimize labor and supply chain efficiency, reduce waste, advance sustainability, circularity and transparency, and better connect brands and consumers. Our products and solutions include labeling and functional materials, radio frequency identification (RFID) inlays and tags, software applications that connect the physical and digital, and a variety of products and solutions that enhance branded packaging and carry or display information that improves the customer experience. Serving an array of industries worldwide — including home and personal care, apparel, general retail, e-commerce, logistics, food and grocery, pharmaceuticals and automotive — we employ approximately 35,000 employees in more than 50 countries. Our reported sales in 2023 were $8.4 billion. Learn more at www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impacts to underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards and governmental regulations; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the cost and availability of raw materials; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following:

●

International Operations – worldwide and local economic and market conditions; changes in political conditions, including those related to China, the Russian invasion of Ukraine, the Israel-Hamas war and tensions in the Middle East; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; the impact of competitive products and pricing; execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; collection of receivables from customers; and our environmental, social and governance practices

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●

Information Technology – disruptions in information technology systems or data security breaches, including cyber-attacks or other intrusions to network security; and successful installation of new or upgraded information technology systems

●	Human Capital – recruitment and retention of employees and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility of financial markets; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, anti-corruption, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Form 10-K, filed with the Securities and Exchange Commission on February 22, 2023, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com.

Contacts:

John Eble

Vice President, Finance and Investor Relations

investorcom@averydennison.com

Kristin Robinson

Vice President, Global Communications

kristin.robinson@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	4Q	4Q	% Sales Change vs. PY
	2023	2022	Reported	Ex. Currency	Organic
Net sales, by segment:

Materials Group	$1,418.8	$1,441.3	(1.6%)	(3.9%)	(3.9%)

Solutions Group	691.7	584.6	18.3%	18.9%	13.9%

Total net sales	$2,110.5	$2,025.9	4.2%	2.5%	1.1%

	As Reported (GAAP)					Adjusted Non-GAAP (1)
	4Q	4Q	%	% of Sales		4Q	4Q	%	% of Sales
	2023	2022	Change	2023	2022	2023	2022	Change	2023	2022

Operating income (loss)/operating margins before interest, other non-operating expense (income), and taxes, by segment:

Materials Group	$170.1	$153.9		12.0%	10.7%	$198.4	$150.4		14.0%	10.4%

Solutions Group	70.7	51.6		10.2%	8.8%	80.5	53.1		11.6%	9.1%

Corporate expense (2)	(20.4)	(19.1)				(17.8)	(15.6)

Total operating income/operating margins before interest, other non-operating expense (income), and taxes	$220.4	$186.4	18%	10.4%	9.2%	$261.1	$187.9	39%	12.4%	9.3%

Interest expense	$29.7	$22.5				$29.7	$22.5

Other non-operating expense (income), net	($10.9)	($5.3)				($3.9)	($5.3)

Income before taxes	$201.6	$169.2	19%	9.6%	8.4%	$235.3	$170.7	38%	11.1%	8.4%

Provision for income taxes	$58.5	$46.3				$60.7	$36.0

Net income	$143.1	$122.9	16%	6.8%	6.1%	$174.6	$134.7	30%	8.3%	6.6%

Net income per common share, assuming dilution	$1.77	$1.51	17%			$2.16	$1.65	31%

Adjusted free cash flow						$218.3	$244.5

Adjusted EBITDA:

Materials Group						$230.3	$184.1		16.2%	12.8%

Solutions Group						$125.6	$92.9		18.2%	15.9%

Corporate expense						($17.8)	($15.6)

Total Adjusted EBITDA						$338.1	$261.4		16.0%	12.9%

See accompanying schedules A-4 to A-9 for reconciliations of non-GAAP financial measures from GAAP.

(1)

Adjusted non-GAAP results for the fourth quarter of 2023 exclude the impact of the Argentine peso remeasurement loss and interest income. The impact of the Argentine peso remeasurement loss and interest income for the fourth quarter of 2022 was not material.

(2)	As reported “Corporate expense” for the fourth quarter of 2023 includes outcome of legal proceeding of $2.5 and severance and related costs, net of reversals, of $.1.

As reported “Corporate expense” for the fourth quarter of 2022 includes outcome of legal proceeding of $4.6 and gain on venture investment of ($1.1).

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
			% Sales Change vs. PY
	2023	2022	Reported	Ex. Currency	Organic
Net sales, by segment:

Materials Group	$5,811.3	$6,495.1	(10.5%)	(10.4%)	(10.4%)

Solutions Group	2,553.0	2,544.2	0.3%	2.2%	(0.8%)

Total net sales	$8,364.3	$9,039.3	(7.5%)	(6.9%)	(7.7%)

	As Reported (GAAP)					Adjusted Non-GAAP (1)
			%	% of Sales				%	% of Sales
	2023	2022	Change	2023	2022	2023	2022	Change	2023	2022

Operating income (loss)/operating margins before interest, other non-operating expense (income), and taxes, by segment:

Materials Group	$700.9	$859.3		12.1%	13.2%	$789.2	$845.9		13.6%	13.0%

Solutions Group	165.7	302.3		6.5%	11.9%	252.0	310.1		9.9%	12.2%

Corporate expense (2)	(83.7)	(87.6)				(77.4)	(82.6)

Total operating income/operating margins before interest, other non-operating expense (income), and taxes	$782.9	$1,074.0	(27%)	9.4%	11.9%	$963.8	$1,073.4	(10%)	11.5%	11.9%

Interest expense	$119.0	$84.1				$119.0	$84.1

Other non-operating expense (income), net	($30.8)	($9.4)				($18.9)	($9.4)

Income before taxes	$694.7	$999.3	(30%)	8.3%	11.1%	$863.7	$998.7	(14%)	10.3%	11.0%

Provision for income taxes	$191.7	$242.2				$222.8	$246.3

Net income	$503.0	$757.1	(34%)	6.0%	8.4%	$640.9	$752.4	(15%)	7.7%	8.3%

Net income per common share, assuming dilution	$6.20	$9.21	(33%)			$7.90	$9.15	(14%)

Adjusted free cash flow						$591.9	$667.3

Adjusted EBITDA:

Materials Group						$917.0	$981.7		15.8%	15.1%

Solutions Group						$422.6	$465.0		16.6%	18.3%

Corporate expense						($77.4)	($82.6)

Total Adjusted EBITDA						$1,262.2	$1,364.1		15.1%	15.1%

See accompanying schedules A-4 to A-9 for definition and reconciliations of non-GAAP financial measures from GAAP.

(1)

Adjusted non-GAAP results for fiscal year 2023 exclude the impact of the Argentine peso remeasurement loss and interest income. The impact of the Argentine peso remeasurement loss and interest income prior to the third quarter of 2023 was not material.

(2)	As reported “Corporate expense” for fiscal year 2023 includes asset impairment charges of $2.8, outcome of legal proceeding of $2.5, and severance and related costs, net of reversals, of $1.

As reported “Corporate expense” for fiscal year 2022 includes outcomes of legal proceedings of $5.3, severance and related costs, net of reversals of $.8, and gain on venture investment of ($1.1).

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 30, 2023	Dec. 31, 2022	Dec. 30, 2023	Dec. 31, 2022

Net sales	$2,110.5	$2,025.9	$8,364.3	$9,039.3

Cost of products sold	1,514.5	1,525.7	6,086.8	6,635.1

Gross profit	596.0	500.2	2,277.5	2,404.2

Marketing, general and administrative expense(1)	334.9	312.3	1,313.7	1,330.8

Other expense (income), net(1)(2)	40.7	1.5	180.9	(0.6)

Interest expense	29.7	22.5	119.0	84.1

Other non-operating expense (income), net(3)	(10.9)	(5.3)	(30.8)	(9.4)

Income before taxes	201.6	169.2	694.7	999.3

Provision for income taxes	58.5	46.3	191.7	242.2

Net income	$143.1	$122.9	$503.0	$757.1

Per share amounts:

Net income per common share, assuming dilution	$1.77	$1.51	$6.20	$9.21

Weighted average number of common shares outstanding, assuming dilution	81.0	81.6	81.1	82.2

(1)

Includes the reclassification of the Argentine peso remeasurement loss from “Marketing, general and administrative expense” to “Other expense (income), net” in the third and fourth quarters of 2023. There were no reclassifications made prior to the third quarter of 2023 as the impacts were not material.

(2)

“Other expense (income), net” for the fourth quarter of 2023 includes severance and related costs, net of reversals, of $6.2, asset impairment and lease cancellation charges of $1.8, Argentine peso remeasurement loss of $22.1, outcomes of legal proceedings of $8, loss on venture investment of $1.5, and transaction and related costs of $1.1.

“Other expense (income), net” for the fourth quarter of 2022 includes outcome of legal proceeding of $4.6, partially offset by gain on venture investment of $1.1, gain on sales of assets of $.9, and severance and related costs, net of reversals, of $1.1.

“Other expense (income), net” for fiscal year 2023 includes severance and related costs, net of reversals, of $70.8, asset impairment and lease cancellation charges of $8.6, outcomes of legal proceedings of $64.3, Argentine peso remeasurement loss of $29.9, transaction and related costs of $5.3, loss on venture investment of $1.5 and loss on sale of asset of $.5.

“Other expense (income), net” for fiscal year 2022 includes gain on venture investments of $13.5 and gain on sales of assets of $1.4, partially offset by severance and related costs, net of reversals, of $7.6, asset impairment charges of $.1, outcomes of legal proceedings of $6.3, and transaction and related costs of $.3.

(3)	“Other non-operating expense (income), net” for the fourth quarter of 2023 and fiscal year 2023 include Argentine interest income of $6.9 and $11.8, respectively.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Dec. 30, 2023	Dec. 31, 2022

Current assets:

Cash and cash equivalents	$215.0	$167.2

Trade accounts receivable, net	1,414.9	1,374.4

Inventories	920.7	1,009.9

Other current assets	245.4	230.5

Total current assets	2,796.0	2,782.0

Property, plant and equipment, net	1,625.8	1,540.2

Goodwill and other intangibles resulting from business acquisitions, net	2,862.7	2,702.7

Deferred tax assets	115.7	115.1

Other assets	809.6	810.5

	$8,209.8	$7,950.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$622.2	$598.6

Accounts payable	1,277.1	1,339.3

Other current liabilities	800.2	861.9

Total current liabilities	2,699.5	2,799.8

Long-term debt and finance leases	2,622.1	2,503.5

Other long-term liabilities	760.3	615.0

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	854.5	879.3

Retained earnings	4,691.8	4,414.6

Treasury stock at cost	(3,134.4)	(3,021.8)

Accumulated other comprehensive loss	(408.1)	(364.0)

Total shareholders’ equity	2,127.9	2,032.2

	$8,209.8	$7,950.5

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Dec. 30, 2023	Dec. 31, 2022

Operating Activities

Net income	$503.0	$757.1

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	187.4	177.4

Amortization	111.0	113.3

Provision for credit losses and sales returns	49.9	50.1

Stock-based compensation	22.3	47.4

Deferred taxes and other non-cash taxes	(24.4)	18.4

Other non-cash expense and loss (income and gain), net	37.1	23.5

Changes in assets and liabilities and other adjustments	(60.3)	(226.2)

Net cash provided by operating activities	826.0	961.0

Investing Activities

Purchases of property, plant and equipment	(265.3)	(278.1)

Purchases of software and other deferred charges	(19.8)	(20.4)

Proceeds from company-owned life insurance policies	48.1	---

Proceeds from sales of property, plant and equipment	1.0	2.3

Proceeds from insurance and sales (purchases) of investments, net	1.9	1.9

Proceeds from sale of product line and venture investments	---	1.1

Payments for acquisitions, net of cash acquired, and venture investments	(224.9)	(39.5)

Net cash used in investing activities	(459.0)	(332.7)

Financing Activities

Net increase (decrease) in borrowings with maturities of three months or less	(36.6)	34.6

Additional long-term borrowings	394.9	---

Repayments of long-term debt and finance leases	(255.9)	(6.3)

Dividends paid	(256.7)	(238.9)

Share repurchases	(137.5)	(379.5)

Net (tax withholding) proceeds related to stock-based compensation	(23.8)	(25.1)

Other	(1.6)	---

Net cash used in financing activities	(317.2)	(615.2)

Effect of foreign currency translation on cash balances	(2.0)	(8.6)

Increase (decrease) in cash and cash equivalents	47.8	4.5

Cash and cash equivalents, beginning of year	167.2	162.7

Cash and cash equivalents, end of year	$215.0	$167.2

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Reconciliation of Non-GAAP Financial Measures from GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are also useful to their assessments of our performance and operating trends, as well as liquidity. Reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments, currency adjustments due to highly inflationary economies, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use the non-GAAP financial measures described below in the accompanying news release.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation; the reclassification of sales between segments; where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year; and currency adjustments for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior-period results translated at current period average exchange rates to exclude the effect of foreign currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to net income adjusted for taxes; other expense (income), net; interest expense; and other non-operating expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges, and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Adjusted free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from company-owned life insurance policies, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Where applicable, adjusted free cash flow is also adjusted for certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 30, 2023	Dec. 31, 2022	Dec. 30, 2023	Dec. 31, 2022

Reconciliation of non-GAAP operating margins from GAAP:

Net sales	$2,110.5	$2,025.9	$8,364.3	$9,039.3

Income before taxes	$201.6	$169.2	$694.7	$999.3

Income before taxes as a percentage of net sales	9.6%	8.4%	8.3%	11.1%

Adjustments:

Interest expense	$29.7	$22.5	$119.0	$84.1

Other non-operating expense (income), net	(10.9)	(5.3)	(30.8)	(9.4)

Operating income before interest expense, other non-operating expense (income) and taxes	$220.4	$186.4	$782.9	$1,074.0

Operating margins	10.4%	9.2%	9.4%	11.9%

As reported net income	$143.1	$122.9	$503.0	$757.1

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	6.2	(1.1)	70.8	7.6

Asset impairment and lease cancellation charges	1.8	---	8.6	0.1

Outcomes of legal proceedings	8.0	4.6	64.3	6.3

Argentine peso remeasurement loss(1)	22.1	---	29.9	---

Transaction and related costs	1.1	---	5.3	0.3

(Gain) loss on venture investments	1.5	(1.1)	1.5	(13.5)

(Gain) loss on sales of assets	---	(0.9)	0.5	(1.4)

Interest expense	29.7	22.5	119.0	84.1

Other non-operating expense (income), net(1)(2)	(10.9)	(5.3)	(30.8)	(9.4)

Provision for income taxes	58.5	46.3	191.7	242.2

Adjusted operating income (non-GAAP)	$261.1	$187.9	$963.8	$1,073.4

Adjusted operating margins (non-GAAP)	12.4%	9.3%	11.5%	11.9%

Depreciation and amortization	$77.0	$73.5	$298.4	$290.7

Adjusted EBITDA (non-GAAP)	$338.1	$261.4	$1,262.2	$1,364.1

Adjusted EBITDA margins (non-GAAP)	16.0%	12.9%	15.1%	15.1%

Reconciliation of non-GAAP net income from GAAP:

As reported net income	$143.1	$122.9	$503.0	$757.1

Adjustments:

Restructuring charges and other items(1)	40.7	1.5	180.9	(0.6)

Argentine interest income(1)	(6.9)	---	(11.8)	---

Pension plan settlement loss (gain)	(0.1)	---	(0.1)	---

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(2.2)	10.3	(31.1)	(4.1)

Adjusted net income (non-GAAP)	$174.6	$134.7	$640.9	$752.4

(1)	The impact of the Argentine peso remeasurement loss and interest income prior to the third quarter of 2023 was not material.
(2)	“Other non-operating expense (income), net” for the fourth quarter of 2023 and fiscal year 2023 include Argentine interest income of $6.9 and $11.8, respectively.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 30, 2023	Dec. 31, 2022	Dec. 30, 2023	Dec. 31, 2022

Reconciliation of non-GAAP net income per common share from GAAP:

As reported net income per common share, assuming dilution	$1.77	$1.51	$6.20	$9.21

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	0.50	0.02	2.23	(0.01)

Argentine interest income(1)	(0.08)	---	(0.15)	---

Pension plan settlement loss (gain)	---	---	---	---

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.03)	0.12	(0.38)	(0.05)

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.16	$1.65	$7.90	$9.15

Weighted average number of common shares outstanding, assuming dilution	81.0	81.6	81.1	82.2

Our adjusted tax rate was 25.8% for both the three and twelve months ended December 30, 2023, and 21.1% and 24.7% for the three and twelve months ended December 31, 2022, respectively.

(1)	The impact of the Argentine peso remeasurement loss and interest income prior to the third quarter of 2023 was not material.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 30, 2023	Dec. 31, 2022	Dec. 30, 2023	Dec. 31, 2022

Reconciliation of adjusted free cash flow:

Net cash provided by operating activities	$311.9	$345.8	$826.0	$961.0

Purchases of property, plant and equipment	(92.3)	(94.9)	(265.3)	(278.1)

Purchases of software and other deferred charges	(4.5)	(6.5)	(19.8)	(20.4)

Proceeds from company-owned life insurance policies	---	---	48.1	---

Proceeds from sales of property, plant and equipment	0.3	0.1	1.0	2.3

Proceeds from insurance and sales (purchases) of investments, net	2.9	---	1.9	1.9

Payments for certain acquisition-related transaction costs	---	---	---	0.6

Adjusted free cash flow (non-GAAP)	$218.3	$244.5	$591.9	$667.3

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2023	2022	2023	2022	2023	2022

Materials Group	$ 1,418.8	$ 1,441.3	$170.1	$153.9	12.0%	10.7%

Solutions Group	691.7	584.6	70.7	51.6	10.2%	8.8%

Corporate Expense	N/A	N/A	(20.4)	(19.1)	N/A	N/A

TOTAL FROM OPERATIONS	$ 2,110.5	$ 2,025.9	$220.4	$186.4	10.4%	9.2%

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	Fourth Quarter Ended

	2023	2022	2023	2022
Materials Group

Operating income and margins, as reported	$170.1	$153.9	12.0%	10.7%

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	1.7	(3.5)	0.1%	(0.3%)

Asset impairment charges	0.2	---	---	---

Argentine peso remeasurement loss(1)	22.1	---	1.6%	---

Outcome of legal proceeding	4.3	---	0.3%	---

Adjusted operating income and margins (non-GAAP)	$198.4	$150.4	14.0%	10.4%

Depreciation and amortization	31.9	33.7	2.2%	2.4%

Adjusted EBITDA and margins (non-GAAP)	$230.3	$184.1	16.2%	12.8%

Solutions Group

Operating income and margins, as reported	$70.7	$51.6	10.2%	8.8%

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	4.4	2.4	0.6%	0.4%

Asset impairment and lease cancellation charges	1.6	---	0.2%	---

Loss on venture investment	1.5	---	0.2%	---

Outcome of legal proceeding	1.2	---	0.2%	---

Transaction and related costs	1.1	---	0.2%	---

Gain on sales of assets	---	(0.9)	---	(0.1%)

Adjusted operating income and margins (non-GAAP)	$80.5	$53.1	11.6%	9.1%

Depreciation and amortization	45.1	39.8	6.6%	6.8%

Adjusted EBITDA and margins (non-GAAP)	$125.6	$92.9	18.2%	15.9%

(1)	The impact of the Argentine peso remeasurement loss for the fourth quarter of 2022 was not material.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2023	2022	2023	2022	2023	2022

Materials Group	$5,811.3	$6,495.1	$700.9	$859.3	12.1%	13.2%

Solutions Group	2,553.0	2,544.2	165.7	302.3	6.5%	11.9%

Corporate Expense	N/A	N/A	(83.7)	(87.6)	N/A	N/A

TOTAL FROM OPERATIONS	$8,364.3	$9,039.3	$782.9	$1,074.0	9.4%	11.9%

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	Twelve Months Ended

	2023	2022	2023	2022
Materials Group

Operating income and margins, as reported	$700.9	$859.3	12.1%	13.2%

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	49.9	(1.0)	0.9%	---

Asset impairment charges	2.5	---	---	---

Argentine peso remeasurement loss(1)	29.9	---	0.5%	---

Outcomes of legal proceedings	5.5	---	0.1%	---

Loss on sales of assets	0.5	---	---	---

Gain on venture investment	---	(12.4)	---	(0.2%)

Adjusted operating income and margins (non-GAAP)	$789.2	$845.9	13.6%	13.0%

Depreciation and amortization	127.8	135.8	2.2%	2.1%

Adjusted EBITDA and margins (non-GAAP)	$917.0	$981.7	15.8%	15.1%

Solutions Group

Operating income and margins, as reported	$165.7	$302.3	6.5%	11.9%

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	19.9	7.8	0.8%	0.3%

Asset impairment and lease cancellation charges	3.3	0.1	0.1%	---

Outcomes of legal proceedings	56.3	1.0	2.2%	0.1%

Transaction and related costs	5.3	0.3	0.2%	---

Loss on venture investment	1.5	---	0.1%	---

Gain on sales of assets	---	(1.4)	---	(0.1%)

Adjusted operating income and margins (non-GAAP)	$252.0	$310.1	9.9%	12.2%

Depreciation and amortization	170.6	154.9	6.7%	6.1%

Adjusted EBITDA and margins (non-GAAP)	$422.6	$465.0	16.6%	18.3%

(1)	The impact of the Argentine peso remeasurement loss prior to the third quarter of 2023 was not material.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except ratios)

(UNAUDITED)

	QTD
	1Q23	2Q23	3Q23	4Q23

Reconciliation of adjusted EBITDA from GAAP:

As reported net income	$121.2	$100.4	$138.3	$143.1

Other expense (income), net(1)	17.8	68.3	54.1	40.7

Interest expense	26.4	31.9	31.0	29.7

Other non-operating expense (income), net	(4.6)	(6.6)	(8.7)	(10.9)

Provision for income taxes	47.1	39.8	46.3	58.5

Depreciation and amortization	72.3	74.0	75.1	77.0

Adjusted EBITDA (non-GAAP)	$280.2	$307.8	$336.1	$338.1

Total Debt				$3,244.3
Less: Cash and cash equivalents				215.0
Net Debt				$3,029.3
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.4

*LTM = Last twelve months (1Q23 to 4Q23)

(1)

“Other expense (income), net” includes the Argentine peso remeasurement loss in the third and fourth quarters of 2023. The Argentine peso remeasurement loss was not material in the first and second quarters of 2023.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2023
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	4.2%	(1.6%)	18.3%

Reclassification of sales between segments	---	0.1%	(0.2%)

Foreign currency translation	(1.6%)	(2.4%)	0.7%

Sales change ex. currency (non-GAAP)(1)	2.5%	(3.9%)	18.9%

Acquisitions	(1.4%)	---	(5.0%)

Organic sales change (non-GAAP)(1)	1.1%	(3.9%)	13.9%

	Full Year 2023
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	(7.5%)	(10.5%)	0.3%

Reclassification of sales between segments	---	0.1%	(0.2%)

Foreign currency translation	0.6%	0.1%	2.1%

Sales change ex. currency (non-GAAP)(1)	(6.9%)	(10.4%)	2.2%

Acquisitions	(0.8%)	---	(3.0%)

Organic sales change (non-GAAP)(1)	(7.7%)	(10.4%)	(0.8%)

(1) Totals may not sum due to rounding.